Exhibit 3.3

CERTIFICATE OF TRUST
OF

JURA PENTIUM TRUST 10

This is to certify that:

1. The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

2. The name of the statutory trust (the “Trust”) is:

Jura Pentium Trust 10

3. The address of the Trust’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville, Maryland 21093.

3. The name and business address of the Trust’s resident agent are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville, Maryland 21093.

4. Pursuant to Section 12-501(d) of the Maryland Statutory Trust Act, the assets of each series or class of beneficial interest in the Trust are subject to limitations on liability as are set forth in the governing instrument of the Trust.

5. The undersigned trustee of the Trust acknowledges under the penalties of perjury that, to the best of his knowledge and belief, the facts stated herein are true.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned, as Trustee, has duly executed this Certificate of Trust as of this 1st day of April, 2025.

By:	/s/ W. Wayne Miao
Name:	W. Wayne Miao

[Signature Page to the Certificate of Trust]